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                                                                   EXHIBIT 10.26

                                   ECHOSTAR
                            Satellite Corporation


July 18, 1997


Mr. Ron Davis
Security Associates, Inc.
2101 South Arlington Heights Road
Suite 100
Arlington Heights, Illinois  60005

Dear Ron:

I want to thank you for giving EchoStar Satellite Corporation ("EchoStar") the opportunity to do business with Security Associates, Inc. ("SAI"), and appreciate your endorsement and support of EchoStar and the DISH Network. This letter sets forth our mutual agreement and understanding of the relationship between EchoStar and SAI (the "Letter Agreement").

In connection with EchoStar's rollout of the "Best of Both Worlds" program, effective June 1, 1997, EchoStar will pay SAI, during 1997, a Residual Commission of $1.50 per month per Subscriber Account to which your members are entitled to a Residual Commission under the terms and conditions of the EchoStar Satellite Corporation Retailer Agreement ("Retailer Agreement").

The schedule detailed below represents the number of new Subscriber Accounts that SAI members with Retailer Agreements in force and effect ("SAI Members") in the aggregate must activate, in accordance with the terms and conditions of such Retailer Agreements, in 1997 to determine SAI's collective Residual Commission during 1998:

            Number of New Subscriber                Monthly Residual
            Accounts Per Calendar Year        Commissions Per Subscriber

                    100 - 499                            .50
                    500 - 999                            .75
                  1,000 - 1,499                          1.00
                  1,500 - 1,999                          1.25
                     2,000 +                             1.50


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Mr. Ron Davis
July 18, 1997
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Beginning January 1, 1998, the schedule detailed below represents the number of new Subscriber Accounts that SAI Members in the aggregate must activate, in accordance with the terms and conditions of the Retailer Agreement, in any given calendar year to determine SAI's collective Residual Commission during the following calendar year:



         Number of New Subscriber                    Monthly Residual
        Accounts Per Calendar Year              Commissions Per Subscriber

                500 - 999                                  .50
              1,000 - 4,999                                .75
              5,000 - 9,999                                1.00
             10,000 - 14,999                               1.25
                 15,000 +                                  1.50


The applicable Residual Commission to which SAI is entitled for each new calendar year shall be based upon the net new Subscriber Accounts activated by SAI Members during the preceding calendar year, which is defined as the aggregate number of SAI Members' active Subscriber Accounts as of January 1 of the current calendar year, less the number of Subscriber Accounts on January 1 of the previous year.

Subject to the terms of the Retailer Agreement relating to Additional Commissions and in accordance with the payment schedule therein for Residual Commissions, effective June 1, 1997, EchoStar will also pay SAI a bonus based upon the number of primary receives activated for new Subscriber Accounts by SAI Members during a given calendar month (an "Activation Bonus"), in accordance with the following schedule:



   Number of Primary Receivers Activated    Activation Bonus for Each Primary
       During a Given Calendar Month          Receiver Activated that Month

                500 - 999                                  $10
              1,000 - 1,499                                $15
              1,500 - 2,499                                $20
              2,500 +                                      $25




EchoStar will only pay Residual Commissions and Activation Bonuses to SAI for those SAI Members that have the proper documentation on file with EchoStar:
(1) a fully executed Retailer



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Mr. Ron Davis
July 18, 1997
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Agreement; and (2) a fully executed amendment to the Retailer Agreement that authorizes payment of Residual Commissions to SAI.

SAI shall make its own contractual arrangements with its members regarding the distribution of payments made by EchoStar to SAI hereunder. SAI acknowledges and agrees that no amounts shall be due or owing from EchoStar directly to its members under this Letter Agreement, and that its members shall have no claim whatsoever against EchoStar with regard to any payments made by EchoStar to SAI hereunder. SAI agrees to indemnify, defend and hold EchoStar harmless from and against any and all claims made by SAI Members arising out of SAI's failure to make distributions or provide any other economic benefit to its members relating to payments made by EchoStar to SAI hereunder.

This Letter Agreement shall commence n the date it is executed by both parties, and shall terminate automatically on the date two (2) years thereafter, unless:
(i) it is extended for an additional one (1) year term, and such further one
(1) year extensions as the parties may agree to by written agreement executed by both parties before the end of the then current term; or (ii) it is terminated sooner under the terms of this Letter Agreement.

This Letter Agreement and all payments hereunder may be terminated by EchoStar if SAI defaults on any obligation in this Letter Agreement and such default is not cured within ten (10) days of receipt of written notice from EchoStar.

This Letter Agreement and all payment obligations hereunder shall terminate automatically should any of the following occur, unless EchoStar notifies SAI to the contrary: (i) SAI ceases to actively market and promote the products and services of EchoStar and its affiliates for a period of thirty (30) days; (ii) SAI Members, in the aggregate, active less than 125 new Subscriber Accounts during any calendar quarter; (iii) SAI becomes insolvent, or voluntary or involuntary bankruptcy, insolvency or similar proceedings are instituted against SAI; (iv) SAI, for more than twenty (20) consecutive days, fails to maintain operations as a going business; (v) SAI, or any officer, director, substantial shareholder or principal of SAI is convicted in a court of competent jurisdiction of a material offense substantially related to the business conducted by SAI in connection with this Letter Agreement, as determined in EchoStar's reasonable judgment; (vi) SAI fails to comply with any applicable federal, state or local law or regulation or engages in any practice which is determined to be an illegal or unfair trade practice in violation of any applicable federal, state or local law or regulation; (vii) SAI's falsification of any records or reports requested by EchoStar; (viii) SAI's failure to renew, or the loss, due to suspension, cancellation or revocation, for a period of fifteen (15) days or more, of any license, permit or similar document or authority required by law or governmental authority having jurisdiction, that is necessary in carrying out the provisions of this Letter Agreement and in maintaining its corporate or other business status, as in effect as of the effective date of this Letter Agreement; (ix) SAI
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Mr. Ron Davis
July 18, 1997
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makes any representation of promise on behalf of EchoStar inconsistent with the representations or promises that EchoStar has specifically authorized SAI to make, if any, on behalf of EchoStar; or (x) any actual or alleged fraud, misrepresentation, or legal action of any sort by SAI in connection with this Letter Agreement or any other agreements in which EchoStar or any affiliate of EchoStar is a party.

All capitalized terms in this Letter Agreement which are not defined herein will have the meaning given to them in the Retailer Agreement.

Please review this document and contact me if you have any questions. To indicate your acceptance of the terms and conditions above, please sign below and fax it to me at (303) 790-4447. Thanks again for your business and support. We are excited about this opportunity and are looking forward to a mutually beneficial relationship.

Sincerely,

/s/ James DeFranco

Dave Carlson       James DeFranco
Vice President     Executive Vice President



ACKNOWLEDGED AND AGREED

Security Associates, Inc.



By: /s/ Ronald Davis
   -----------------------------
   Title: Chairman
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   Date:  7/19/97
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